                                                                     Exhibit 5.1


                               [HALE & DORR LOGO]
                                  HALEDORR.COM
                       60 STATE STREET O BOSTON, MA 02109
                         617-526-6000 O FAX 617-526-5000

                                                          April 29, 2004

Transkaryotic Therapies, Inc.
700 Main Street
Cambridge, MA  02139

         Re: Prospectus Supplement to Registration Statement on Form S-3


Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (File No. 333-51772) (the "Registration Statement") filed by Transkaryotic Therapies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of common stock, preferred stock, debt securities and warrants, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $500,000,000, and a supplement to the prospectus included in the Registration Statement dated April 28, 2004 (the "Prospectus Supplement") relating to the issue and sale of up to $100 million principal amount of 1.25% senior convertible notes due 2011 (the "Notes") of the Company and underlying shares of common stock of the Company issuable upon conversion of the Notes (the "Underlying Securities").

         The Notes are to be issued and sold by the Company pursuant to (i) an underwriting agreement (the "Underwriting Agreement") dated as of April 28, 2004 by and among the Company and JP Morgan Securities Inc., as representative of the several underwriters named in the Underwriting Agreement, and (ii) an Indenture (the "Base Indenture") to be dated as of May 4, 2004 between the Company and The Bank of New York (the "Trustee") and a Supplemental Indenture (the "Supplemental Indenture" and together with the Base Indenture, the "Indenture") to be dated as of May 4, 2004 between the Company and the Trustee.

         We are acting as counsel for the Company in connection with the issue and sale by the Company of the Notes. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the Indenture, the Prospectus Supplement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to



BOSTON  LONDON  MUNICH  NEW YORK  OXFORD  PRINCETON  RESTON  WALTHAM  WASHINGTON
--------------------------------------------------------------------------------
 Hale and Dorr LLP is a Massachusetts limited liability partnership. Our London and Oxford offices are operated under a Delaware limited liability partnership.

Transkaryotic Therapies, Inc.
April 29, 2004
Page 2

original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         In delivering our opinion below, we have assumed the due execution and delivery, pursuant to due authorization, of the Indenture by the Trustee, that the Trustee has all requisite power and authority to effect the transactions contemplated by the Indenture, and that the Trustee or an authenticating agent for the Trustee will duly authenticate the Notes pursuant to the Indenture.

         Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, (iii) statutory or decisional law concerning recourse of creditors to security in the absence of notice or hearing, or (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision of the Notes requiring the payment of interest on overdue interest.

         We also express no opinion herein as to any provision of any agreement
(a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Indenture on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Indenture may not be waived or modified except in writing, or (h) relating to choice of law or consent to jurisdiction.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Transkaryotic Therapies, Inc.
April 29, 2004
Page 3


         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Notes have been duly authorized for issuance and, when the Notes have been duly established, completed, executed, authenticated and delivered in accordance with the Indenture and sold as described in the Registration Statement and the prospectus included therein and the Prospectus Supplement, the Notes will be legal, valid and binding obligations of the Company entitled to the benefits of the Indenture; and

         2. The Underlying Shares have been duly authorized by the Company and, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company's Current Report on Form 8-K to be filed on the date hereof in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus Supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                          Very truly yours,

                                                          /s/ HALE AND DORR LLP

                                                          HALE AND DORR LLP